Exhibit 3.222
BYLAWS
OF
MEXIA-PRINCIPAL, INC.
     1. Annual Meeting of the Shareholders. The annual meeting of shareholders for the election of directors and such other purposes as may be set forth in the notice of meeting shall be held at the time and place, within or outside the State of Texas, fixed by the Board of Directors.
     2. Special Meetings of the Shareholders. Special meetings of the shareholders may be held at any place within or outside the State of Texas upon call of the Board of Directors, the Chairman of the Board of Directors, if any, the President, or the holders of ten percent of the issued and outstanding shares of capital stock entitled to vote.
     3. Transfer of Stock. The capital stock of the Corporation shall be transferred on the books of the Corporation by surrender of properly endorsed certificates therefor by the holders thereof or their duly authorized attorneys-in-fact.
     4. Directors. The business of the Corporation shall be managed by a Board of Directors consisting of no less than two and no more than five. Vacancies in the Board of Directors may be filled by a vote of a majority of the shareholders. Directors may be removed for or without cause by the shareholders.
     5. Meetings of the Board of Directors. Regular meetings of the Board of Directors, if any, may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be held at any place within or outside the State of Texas upon call of the President or any one director, which call shall set forth the date, time and place of meeting. Written, oral, or any other mode of notice of the date, time and place of meeting shall be given for special meetings in sufficient time, which need not exceed two days in advance.
     6. Officers. The Board of Directors shall elect a President and a Secretary, and such other officers as it may deem appropriate. The President, Secretary, and any other officer so appointed by the Board of Directors are authorized to execute certificates representing shares of the Corporation’s capital stock. Persons may hold more than one office, except that no person may serve as both President and Secretary. Officers shall have the authority and responsibilities given them by the Board of Directors, and each officer shall hold office until his successor is elected and qualified, unless a different term is specified by the Board of Directors.
     7. Amendment of Bylaws. The Bylaws of the Corporation may be amended or repealed, and additional Bylaws may be adopted, by action of the Board of Directors or of the shareholders, but any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.

STATE OF LOUISIANA	:	ARTICLES OF INCORPORATION
	:	OF
PARISH OF ST. LANDRY	:	OUTPATIENT SERVICES, INC.
     BE IT KNOWN, That on the 31st day of October, 2000, before me, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared:

G.O.	& ASSOCIATES, INC., TIN 72-1364081
a Louisiana corporation domiciled in
Eunice, St. Landry Parish, Louisiana,
represented herein by its duly authorized
agent, WILLIAM B. O’DONNELL, whose mailing
address is 101 South Second Street, Eunice,
Louisiana 70535.
who declared that, availing themselves of the provisions of the Business Corporations Law (La. R.S. 12.1 et seq), they do hereby organize themselves, their heirs and assigns, into a corporation in pursuance of said law, under and in accordance with the following Articles of Incorporation, to-wit:
ARTICLE 1.
NAME
     The name of this corporation is OUTPATIENT SERVICES, INC.
ARTICLE 2.
PURPOSE
     The corporation’s purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation law of Louisiana.
ARTICLE 3.
AUTHORIZED CAPITAL
     The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares of common stock, without nominal or par value.

ARTICLE 4.
INCORPORATORS
     The incorporators’ names and addresses are as follows:
1.	G.O. & ASSOCIATES, INC., 101 South Second Street, Eunice, Louisiana 70535.
ARTICLE 5.
CONSENTS BY SHAREHOLDERS
     Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by those Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.
ARTICLE 6.
SPECIAL MEETINGS OF SHAREHOLDERS
     Special meetings of shareholders may be called by the President or by a majority of the Board of Directors.
ARTICLE 7.
ISSUANCE OF STOCK
     Without any necessity of action by the shareholders, previously authorized but unissued shares of stock of the corporation may be issued from time to time by the Board of Directors, and any and all shares so issued and paid for, shall be deemed full paid stock and not liable to any further assessment or call, and the holder of such shares shall not be liable for any further payment thereon.
ARTICLE 8.
LIMITATION OF LIABILITY
     The incorporators, officers and directors of this

corporation claim the benefits of limitation of liability of the provisions of La. R.S. 12:24(C) to the fullest extent allowed by law as fully and completely as though said provisions were recited herein in full.
ARTICLE 9.
ALLOWANCE OF DEPLETION
     Proper allowance of depletion of wasting assets, and for amortization of the cost of property having a limited life, shall be made in computing surplus.
ARTICLE 10.
PRE-EMPTIVE RIGHTS
     Shareholders shall have pre-emptive rights.
ARTICLE 11.
SHAREHOLDER APPROVAL OF CERTAIN ACTIONS
     The affirmative vote of holders of ninety (90%) percent of the outstanding shares entitled to vote shall be necessary for the following corporate action:
(a)	Amendment to the Articles of Incorporation;

(b)	Merger or consolidation of the Corporation;

(c)	Reduction or increase in the number of authorized shares of the Corporation;

(d)	Reduction or increase of the stated capital of the Corporation;

(e)	Sale, lease, or exchange of the major portion of the property or assets of the Corporation;

(f)	Dissolution of the corporation.
ARTICLE 12.
SHAREHOLDER APPROVAL OF ISSUANCE OF STOCK
     Without the prior affirmative vote of the holders of ninety (90%) percent of the outstanding common stock of the Corporation voting together and not separately by classes at any annual meeting of the stockholders or at any special meeting called for the purpose, among others, of considering such action:
(1)	No shares of stock issued by the Corporation and subsequently reacquired by it shall be reissued or otherwise disposed of;

(2)	No additional shares of capital stock of the corporation shall be authorized or issued to any existing stockholder or any other person or entity;

(3)	No securities convertible into stock of the Corporation shall be authorized or issued; and

(4)	No shares of stock shall be sold or transferred in any way.
ARTICLE 13.
PREREQUISITES TO CERTAIN CORPORATE ACTION
     (1) No corporate office shall be created or abolished, no change shall be made in the compensation, tenure, status, or condition of employment of any of the principal corporate officers, except by unanimous vote of the entire board of directors.
     (2) This article shall not be amended except by the affirmative vote of the holders of ninety (90%) percent of the corporation’s outstanding shares.
     THUS DONE AND PASSED at Eunice, St. Landry Parish, Louisiana, on the date first above written, in the presence of the undersigned competent witnesses, who have signed with appearers and me, Notary, after reading the whole.

WITNESSES:		G.O. & ASSOCIATES, INC.

/s/ Lula Mae Courville	BY:	/s/ William E. O. Donnell

Lula Mae Courville		William E. O. Donnell

/s/ Karen A. Fontenot Karen A. Fontenot

/s/ JACQUE E. PUCHEU, JR.
JACQUE E. PUCHEU, JR. — NOTARY PUBLIC

STATE OF LOUISIANA	:
	:	ACCEPTANCE OF APPOINTMENT
PARISH OF ST. LANDRY	:
     On this 31st day of October          , 2000, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared:
WILLIAM E. O’DONNELL and
TONI A. GUILLORY
who are to me known to be the persons and, who, being duly sworn, acknowledged to me that they do hereby accept appointment as the Registered Agents of OUTPATIENT SERVICES, INC., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of Title 21, Chapter 1, 2 and 3.

/s/ William E. O’Donnell
William E. O’Donnell

/s/ Toni A. Guillory
Toni A. Guillory
     SWORN TO AND SUBSCRIBED before me this 31st day of October, 2000.

/s/ JACQUE B. PUCHEU, JR.
JACQUE B. PUCHEU, JR. — NOTARY PUBLIC